News Release
October 26, 2006

NEWELL RUBBERMAID REPORTS THIRD QUARTER 2006 RESULTS
Strong Third Quarter Internal Sales Growth and Continued Gross Margin Expansion
Progress Continues on Portfolio Optimization
ATLANTA, October 26, 2006 – Newell Rubbermaid Inc. (NYSE: NWL) today reported third quarter 2006 results, reflecting strong sales growth and gross margin improvement.
Net sales for the third quarter ended September 30, 2006 rose 10.4 percent to $1.59 billion, compared to $1.44 billion in the prior year. Internal sales, which excludes the effect of the DYMO acquisition, increased 6.3 percent in the third quarter 2006 as all reporting segments delivered positive internal sales growth, led by strength in Home & Family, Cleaning & Organization and Office Products. All reported sales figures exclude the results of the company’s Little Tikes business, which was classified as discontinued operations during the third quarter 2006. Consistent with the company’s second quarter 2006 earnings announcement, the results of Home Décor Europe are also included in discontinued operations.
“Our employees and brands again delivered strong internal sales growth and gross margin expansion in the third quarter,” said Mark Ketchum, chief executive officer of Newell Rubbermaid. “In addition, we continued the company’s transformation through execution of key supply chain, marketing and other strategic initiatives. We also made significant progress toward optimizing the portfolio by entering into an agreement to sell the Little Tikes business.”
Gross margin for the third quarter 2006 improved to 33.7 percent, a 150 basis point improvement over the prior year. The expansion was driven by productivity, pricing and favorable mix, which more than offset raw material inflation.
Excluding Project Acceleration restructuring costs of $22.1 million in the third quarter 2006 and reversal of impairment in the third quarter 2005, income from continuing operations was $128.4 million, or $0.46 per share, for the third quarter 2006, exceeding company guidance and the prior year’s result of $116.5 million, or $0.42 per share. The third quarter results for each of 2006 and 2005 include one-time tax benefits of approximately $15 million.
Income from continuing operations, as reported, was $112.7 million, or $0.41 per share, compared to $136.6 million, or $0.49 per share, in the prior year. A reconciliation of the results “as reported” to results “excluding charges” is attached to this press release.
Net cash provided by operating activities was $312.2 million in the third quarter 2006, compared to net cash provided by operating activities of $359.4 million in the prior year. Capital expenditures were $36.9 million in the third quarter 2006, versus $23.9 million in the prior year. Dividends paid were $58.2 million, or $0.21 per share, in the third quarter 2006, versus $57.9 million in the prior year.
Nine Month Results
Net sales for the nine months ended September 30, 2006 grew 10.4 percent to $4.56 billion, compared to $4.13 billion in the prior year. Internal sales increased 6.1 percent due primarily to strong core sales growth. The Calphalon, Rubbermaid Home and Goody businesses posted double digit sales growth, while the Rubbermaid Commercial, Graco, and Irwin and Lenox branded businesses delivered high single digit growth.
Gross margin was 33.5 percent, a 260 basis point improvement over the prior year. The expansion reflects strong productivity, mix and pricing, which more than offset raw material inflation.
Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Ron Hardnock
Vice President, Investor Relations
Esther Lippman
Senior Manager, Public Relations
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: +1 (770) 407-3994
Fax: +1 (770) 407-3983

News Release

October 26, 2006	Page 2 of 4

Excluding Project Acceleration restructuring costs of $50.3 million in the first nine months 2006 and impairment charges in the first nine months 2005, operating income improved to $540.0 million, a 21.0 percent increase over the prior year. Excluding charges, income from continuing operations was $414.7 million, or $1.50 per share, a 27.4 percent increase over the prior year’s result of $325.4 million, or $1.18 per share. Income from continuing operations included one-time tax benefits of $115.8 million, or $0.41 per share, versus one-time tax benefits of $73.9 million, or $0.27 per share, in the prior year.
Income from continuing operations, as reported, was $378.4 million, or $1.37 per share, compared to $321.0 million, or $1.17 per share, in the prior year.
Net cash provided by operating activities was $404.3 million, compared to $451.3 million for the prior year. Capital expenditures were $94.1 million, compared to $69.9 million for the prior year. Dividends were $174.6 million, compared to $173.7 million for the prior year.
The company recorded a net loss from discontinued operations of $95.6 million, related primarily to the company’s Home Décor Europe and Little Tikes businesses. The net loss from discontinued operations includes a $50.9 million impairment charge recorded in the first quarter to write off the goodwill for certain businesses in the company’s Home Décor Europe business unit.
2006 Outlook
Fourth Quarter
The company expects diluted earnings per share from continuing operations for the fourth quarter 2006 to be in the range of $0.35 to $0.37, excluding approximately $40 to $60 million ($34 to $51 million after tax) of Project Acceleration restructuring costs. Upon completion, Project Acceleration is projected to deliver annualized savings in excess of $120 million.
Gross margin is projected to expand 200 to 250 basis points over the prior year period driven by productivity, pricing and favorable mix.
The company believes internal sales will be flat, reflecting the effect of two unusual year ago comparisons. Electronic tools delivered most of its 2005 sales in the fourth quarter. These sales will not be repeated in the fourth quarter 2006 as this product nears the end of its life cycle. Similarly, Rubbermaid Home Products supported strong promotional volumes in the fourth quarter 2005 which will not be repeated in 2006. Excluding these two items, internal sales growth is estimated at mid single digits, consistent with the first three quarters of 2006. Net cash provided by operating activities is forecast in the range of $200 to $250 million and capital expenditures in the range of $30 to $40 million. Dividends are expected to be approximately $58 million.
Full Year 2006
For the full year 2006, the company now believes internal sales growth will be in the range of 4.0 to 4.5 percent. This performance would be the result of mid single digit growth in the company’s Invest businesses and low to mid single digit growth in its Fix businesses. The company continues to project full year gross margin expansion of 225 to 275 basis points.
Excluding Project Acceleration restructuring costs of approximately $90 to $110 million, the company now believes earnings per share from continuing operations will range from $1.85 to $1.87 for the full year. Net cash provided by operating activities is now forecast between $600 and $650 million, net of approximately $50 million in cash.

Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Ron Hardnock
Vice President, Investor Relations
Esther Lippman
Senior Manager, Public Relations
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: +1 (770) 407-3994
Fax: +1 (770) 407-3983

News Release

October 26, 2006	Page 3 of 4

restructuring costs in connection with Project Acceleration. The company now expects capital expenditures of $125 to $135 million, while dividends continue to be forecast at approximately $232 million.
A reconciliation of the third quarter and 2006 earnings outlook is as follows:

	Q3 2006	Q4 2006	FY 2006
Diluted earnings per share from continuing operations (as reported):	$0.41	$0.20 - $0.22	$1.57 -$1.59

Project Acceleration restructuring costs	$0.05	$0.12 -$0.18	$0.25 - $0.31

Diluted earnings per share from continuing operations (excluding charges):	$0.46	$0.35 - $0.37	$1.85 -$1.87
Conference Call
The company’s third quarter 2006 earnings conference call is scheduled for today, October 26, 2006, at 9:00 a.m. ET. To listen to the webcast, use the link provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s Web site at www.newellrubbermaid.com. The webcast will be available for replay for two weeks. A brief supporting slide presentation will be available prior to the call under Quarterly Earnings in the Investor Relations section on the company’s Web site.
Caution Concerning Forward-Looking Statements
The statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/(loss), earnings per share, operating income or gross margin improvements, capital and other expenditures, cash flow, dividends, restructuring charges, costs and cost savings, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “expect,” “project,” “will,” “enable,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; the risks inherent in our foreign operations and those factors listed in the company’s most recent quarterly report on Form 10-Q, including Exhibit 99.1 thereto, filed with the Securities and Exchange Commission.
Non-GAAP Financial Measures
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Ron Hardnock
Vice President, Investor Relations
Esther Lippman
Senior Manager, Public Relations
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: +1 (770) 407-3994
Fax: +1 (770) 407-3983

News Release

October 26, 2006	Page 4 of 4

About the Company
Newell Rubbermaid Inc. is a global marketer of consumer and commercial products with sales of approximately $6 billion and a strong portfolio of brands, including Sharpie®, Paper Mate®, DYMO®, EXPO®, Waterman®, Parker®, Rolodex®, IRWIN®, LENOX®, BernzOmatic®, Rubbermaid®, Graco®, Calphalon® and Goody®. The company is headquartered in Atlanta, Ga., and has approximately 26,500 employees worldwide. prior year.
This press release and additional information about the company are available on the company’s Web site www.newellrubbermaid.com.

Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Ron Hardnock
Vice President, Investor Relations
Esther Lippman
Senior Manager, Public Relations
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: +1 (770) 407-3994
Fax: +1 (770) 407-3983

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)
Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Three Months Ended September 30,
	2006			2005			YOY
	As Reported	Charges (1)	Excl. Charges	As Reported	Charges (2)	Excl. Charges	% Change
Net sales	$1,586.1		$1,586.1	$1,436.6		$1,436.6	10.4%
Cost of products sold	1,050.9	—	1,050.9	974.2	—	974.2

GROSS MARGIN	535.2	—	535.2	462.4	—	462.4	15.7%
% of sales	33.7%		33.7%	32.2%		32.2%

Selling, general & administrative expenses	334.9	—	334.9	273.0		273.0	22.7%
% of sales	21.1%		21.1%	19.0%		19.0%

Impairment charges	—	—	—	(25.2)	25.2	—
Restructuring costs	22.1	(22.1)	—	14.6	—	14.6

OPERATING INCOME	178.2	22.1	200.3	200.0	(25.2)	174.8	14.6%
% of sales	11.2%		12.6%	13.9%		12.2%

Nonoperating expenses:
Interest expense, net	32.9	—	32.9	34.3	—	34.3
Other expense/(income)	3.4	—	3.4	(1.1)	—	(1.1)

	36.3	—	36.3	33.2	—	33.2	9.3%

INCOME BEFORE INCOME TAXES	141.9	22.1	164.0	166.8	(25.2)	141.6	15.8%
% of sales	8.9%		10.3%	11.6%		9.9%

Income taxes	29.2	6.4	35.6	30.2	(5.1)	25.1	41.8%
Effective rate	20.6%		21.7%	18.1%		17.7%

INCOME FROM CONTINUING OPERATIONS	112.7	15.7	128.4	136.6	(20.1)	116.5	10.2%
% of sales	7.1%		8.1%	9.5%		8.1%

Discontinued operations, net of tax:
Net loss	(4.2)	4.2	—	(65.1)	65.1	—

NET INCOME	$108.5	$19.9	$128.4	$71.5	$45.0	$116.5	10.2%

% of sales	6.8%		8.1%	5.0%		8.1%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.41	$0.06	$0.47	$0.50	$(0.07)	$0.42
Diluted	$0.41	$0.06	$0.46	$0.49	$(0.07)	$0.42

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.02)	$0.02	$—	$(0.24)	$0.24	$—
Diluted	$(0.02)	$0.02	$—	$(0.23)	$0.23	$—

EARNINGS PER SHARE:
Basic	$0.39	$0.07	$0.47	$0.26	$0.16	$0.42
Diluted	$0.39	$0.07	$0.46	$0.27	$0.16	$0.42

Average shares outstanding:
Basic	274.6		274.6	274.4		274.4
Diluted	275.6		283.9	283.3		275.0

(1)	Charges excluded from “as reported” results for 2006 consist of $22.1 million of Project Acceleration restructuring costs and a $4.2 million net loss related to discontinued operations.

(2)	Charges excluded from “as reported” results for 2005 include the reversal of $25.2 million in impairment charges and a $65.1 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)
Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Nine Months Ended September 30,
	2006			2005			YOY
	As Reported	Charges (1)	Excl. Charges	As Reported	Charges (2)	Excl. Charges	% Change
Net sales	$4,562.8		$4,562.8	$4,134.2		$4,134.2	10.4%
Cost of products sold	3,032.5	—	3,032.5	2,856.3	—	2,856.3

GROSS MARGIN	1,530.3	—	1,530.3	1,277.9	—	1,277.9	19.8%
% of sales	33.5%		33.5%	30.9%		30.9%

Selling, general & administrative expenses	990.3	—	990.3	810.4	—	810.4	22.2%
% of sales	21.7%		21.7%	19.6%		19.6%

Impairment charges	—	—	—	6.2	(6.2)	—
Restructuring costs	50.3	(50.3)	—	21.4	—	21.4

OPERATING INCOME	489.7	50.3	540.0	439.9	6.2	446.1	21.0%
% of sales	10.7%		11.8%	10.6%		10.8%

Nonoperating expenses:
Interest expense, net	102.2	—	102.2	96.2	—	96.2
Other expense/(income)	7.7	—	7.7	(0.7)	—	(0.7)

	109.9	—	109.9	95.5	—	95.5	15.1%

INCOME BEFORE INCOME TAXES	379.8	50.3	430.1	344.4	6.2	350.6	22.7%
% of sales	8.3%		9.4%	8.3%		8.5%

Income taxes	1.4	14.0	15.4	23.4	1.8	25.2	(38.9)%
Effective rate	0.4%		3.6%	6.8%		7.2%

INCOME FROM CONTINUING OPERATIONS	378.4	36.3	414.7	321.0	4.4	325.4	27.4%
% of sales	8.3%		9.1%	7.8%		7.9%

Discontinued operations, net of tax:
Net loss	(95.6)	95.6	—	(146.7)	146.7	—

NET INCOME	$282.8	$131.9	$414.7	$174.3	$151.1	$325.4	27.4%

% of sales	6.2%		9.1%	4.2%		7.9%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$1.38	$0.13	$1.51	$1.17	$0.02	$1.19
Diluted	$1.37	$0.13	$1.50	$1.17	$0.02	$1.18

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.35)	$0.35	$—	$(0.53)	$0.53	$—
Diluted	$(0.34)	$0.34	$—	$(0.53)	$0.53	$—

EARNINGS PER SHARE:
Basic	$1.03	$0.48	$1.51	$0.64	$0.55	$1.19
Diluted	$1.03	$0.47	$1.50	$0.63	$0.55	$1.18

Average shares outstanding:
Basic	274.6		274.6	274.4		274.4
Diluted	283.6		283.6	274.8		274.8

(1)	Charges excluded from “as reported” results for 2006 consist of $50.3 million of Project Acceleration restructuring costs and a $95.6 million net loss related to discontinued operations.

(2)	Charges excluded from “as reported” results for 2005 consist of a $6.2 million impairment charge and a $146.7 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in millions)

	September 30,	September 30,
	2006	2005
Assets:

Cash and cash equivalents	$137.4	$485.5
Accounts receivable, net	1,079.5	958.0
Inventories, net	946.0	876.4
Deferred income taxes	117.4	69.7
Prepaid expenses and other	136.2	92.3
Current assets of discontinued operations	287.7	281.2

Total Current Assets	2,704.2	2,763.1

Property, plant and equipment, net	763.6	908.3
Deferred income taxes	—	6.0
Goodwill	2,412.1	1,725.2
Other intangible assets, net	437.9	294.9
Other assets	195.3	232.1
Non-current assets of discontinued operations	—	201.3

Total Assets	$6,513.1	$6,130.9

Liabilities and Stockholders’ Equity:

Accounts payable	$605.4	$484.9
Accrued compensation	155.0	116.6
Other accrued liabilities	661.0	645.6
Income taxes payable	68.9	46.9
Notes payable	21.5	6.2
Current portion of long-term debt	405.9	25.4
Current liabilities of discontinued operations	129.8	167.3

Total Current Liabilities	2,047.5	1,492.9

Long-term debt	2,028.8	2,377.2
Deferred income taxes	31.8	—
Other non-current liabilities	582.9	532.9
Long-term liabilities of discontinued operations	—	8.8

Stockholders’ Equity	1,822.1	1,719.1

Total Liabilities and Stockholders’ Equity	$6,513.1	$6,130.9

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in millions)

	For The Nine Months Ended September 30,
	2006	2005
Operating Activities:
Net income	$282.8	$174.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	147.1	145.3
Impairment charges	50.9	40.2
Non-cash restructuring costs	32.5	5.3
Deferred income taxes	18.1	17.6
Gain on sale of assets/debt extinguishment	(5.1)	(7.1)
Stock-based compensation expense	24.7	4.6
Loss on disposal of discontinued operations	11.9	87.5
Other	(10.0)	(10.2)
Changes in current accounts, excluding the effects of acquisitions:
Accounts receivable	48.7	94.7
Inventories	(135.8)	(74.5)
Accounts payable	7.5	(60.9)
Accrued liabilities and other	(84.2)	(1.0)
Discontinued operations	15.2	35.5

Net cash provided by operating activities	$404.3	$451.3

Investing Activities:
Acquisitions, net of cash acquired	$(42.4)	$(35.3)
Capital expenditures	(94.1)	(69.9)
Disposals of non-current assets and sale of businesses	48.3	29.4

Net cash used in investing activities	$(88.2)	$(75.8)

Financing Activities:
Proceeds from issuance of debt	$170.3	$134.1
Payments on notes payable and long-term debt	(300.6)	(345.0)
Cash dividends	(174.6)	(173.7)
Proceeds from exercised stock options and other	8.9	(2.8)

Net cash used in financing activities	$(296.0)	$(387.4)

Exchange rate effect on cash and cash equivalents	$1.8	$(8.2)

Increase (Decrease) in cash and cash equivalents	21.9	(20.1)
Cash and cash equivalents at beginning of year	115.5	505.6

Cash and cash equivalents at end of period	$137.4	$485.5

Newell Rubbermaid Inc.
Calculation of Free Cash Flow (1)

	For The Three Months Ended September 30,
Free Cash Flow (in millions):	2006	2005
Net cash provided by operating activities	$312.2	$359.4
Capital expenditures	(36.9)	(23.9)

Free Cash Flow	$275.3	$335.5

	For The Nine Months Ended September 30,
Free Cash Flow (in millions):	2006	2005
Net cash provided by operating activities	$404.3	$451.3
Capital expenditures	(94.1)	(69.9)

Free Cash Flow	$310.2	$381.4

(1)	Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures.

Newell Rubbermaid Inc.
Financial Worksheet
In Millions

	2006					2005
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q1:
Cleaning & Organization	$333.1	$21.3	$—	$21.3	6.4%	$300.3	$12.5	$—	$12.5	4.2%	$32.8	10.9%	$8.8	70.4%
Office Products	390.8	32.3	—	32.3	8.3%	332.8	33.5	—	33.5	10.1%	58.0	17.4%	(1.2)	(3.6)%
Tools & Hardware	276.8	33.1	—	33.1	12.0%	276.4	26.7	—	26.7	9.7%	0.4	0.1%	6.4	24.0%
Home Fashions	116.6	17.1	—	17.1	14.7%	97.7	2.3	—	2.3	2.4%	18.9	19.3%	14.8	643.5%
Other	225.3	32.7	—	32.7	14.5%	196.5	17.0	—	17.0	8.7%	28.8	14.7%	15.7	92.4%

Impairment Charge		—	—	—				—	—				—
Restructuring Costs		(9.1)	9.1	—			(6.5)	—	(6.5)				6.5
Corporate		(17.6)	—	(17.6)			(9.5)	—	(9.5)				(8.1)	85.3%

Total	$1,342.6	$109.8	$9.1	$118.9	8.9%	$1,203.7	$76.0	$—	$76.0	6.3%	$138.9	11.5%	$42.9	56.4%

	2006					2005
	Excluding Charges Reconciliation (1)						Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q2:
Cleaning & Organization	$403.3	$42.9	$—	$42.9	10.6%	$365.1	$23.1	$—	$23.1	6.3%	$38.2	10.5%	$19.8	85.7%
Office Products	579.1	99.9	—	99.9	17.3%	495.5	98.9	—	98.9	20.0%	83.6	16.9%	1.0	1.0%
Tools & Hardware	328.8	53.8	—	53.8	16.4%	315.5	49.3	—	49.3	15.6%	13.3	4.2%	4.5	9.1%
Home Fashions	106.6	14.4	—	14.4	13.5%	115.0	8.0	—	8.0	7.0%	(8.4)	(7.3)%	6.4	80.0%
Other	216.3	29.8	—	29.8	13.8%	202.8	26.0	—	26.0	12.8%	13.5	6.7%	3.8	14.6%

Impairment Charge		—	—	—			(31.4)	31.4	—				—
Restructuring Costs		(19.1)	19.1	—			(0.3)	—	(0.3)				0.3
Corporate		(20.0)	—	(20.0)			(9.7)	—	(9.7)				(10.3)	106.2%

Total	$1,634.1	$201.7	$19.1	$220.8	13.5%	$1,493.9	$163.9	$31.4	$195.3	13.1%	$140.2	9.4%	$25.5	13.1%

	2006					2005
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q3:
Cleaning & Organization	$401.1	$50.2	$—	$50.2	12.5%	$375.8	$51.1	$—	$51.1	13.6%	$25.3	6.7%	$(0.9)	(1.8)%
Office Products	517.5	75.7	—	75.7	14.6%	427.8	59.9	—	59.9	14.0%	89.7	21.0%	15.8	26.4%
Tools & Hardware	324.4	46.2	—	46.2	14.2%	318.9	46.3	—	46.3	14.5%	5.5	1.7%	(0.1)	(0.2)%
Home Fashions	118.2	17.6	—	17.6	14.9%	115.1	16.8	—	16.8	14.6%	3.1	2.7%	0.8	4.8%
Other	224.9	28.9	—	28.9	12.9%	199.0	25.4	—	25.4	12.8%	25.9	13.0%	3.5	13.8%

Impairment Charge		—	—	—			25.2	(25.2)	—				—
Restructuring Costs		(22.1)	22.1	—			(14.6)	—	(14.6)				14.6
Corporate		(18.3)	—	(18.3)			(10.1)	—	(10.1)				(8.2)	81.2%

Total	$1,586.1	$178.2	$22.1	$200.3	12.6%	$1,436.6	$200.0	$(25.2)	$174.8	12.2%	$149.5	10.4%	$25.5	14.6%

	2006					2005
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
YTD:
Cleaning & Organization	$1,137.5	$114.4	$—	$114.4	10.1%	$1,041.2	$86.7	$—	$86.7	8.3%	$96.3	9.2%	$27.7	31.9%
Office Products	1,487.4	207.9	—	207.9	14.0%	1,256.1	192.3	—	192.3	15.3%	231.3	18.4%	15.6	8.1%
Tools & Hardware	930.0	133.1	—	133.1	14.3%	910.8	122.3	—	122.3	13.4%	19.2	2.1%	10.8	8.8%
Home Fashions	341.4	49.1	—	49.1	14.4%	327.8	27.1	—	27.1	8.3%	13.6	4.1%	22.0	81.2%
Other	666.5	91.4	—	91.4	13.7%	598.3	68.4	—	68.4	11.4%	68.2	11.4%	23.0	33.6%

Impairment Charge		—	—	—			(6.2)	6.2	—				—
Restructuring Costs		(50.3)	50.3	—			(21.4)	—	(21.4)				21.4
Corporate		(55.9)	—	(55.9)			(29.3)	—	(29.3)				(26.6)	90.8%

Total	$4,562.8	$489.7	$50.3	$540.0	11.8%	$4,134.2	$439.9	$6.2	$446.1	10.8%	$428.6	10.4%	$93.9	21.0%

(1)	Charges are primarily related to restructuring and impairment.

Newell Rubbermaid Inc.
Three Months Ended September 30, 2006
In Millions
Currency Analysis

	2006			2005	Year-over-year Increase (Decrease)
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact
By Segment
Cleaning & Organization	$401.1	$(3.5)	$397.6	$375.8	5.8%	6.7%	0.9%
Office Products	517.5	(6.6)	510.9	427.8	19.4%	21.0%	1.5%
Tools & Hardware	324.4	(3.7)	320.7	318.9	0.6%	1.7%	1.2%
Home Fashions	118.2	(0.9)	117.3	115.1	1.9%	2.7%	0.8%
Other	224.9	(1.9)	223.0	199.0	12.1%	13.0%	1.0%

Total Company	$1,586.1	$(16.6)	$1,569.5	$1,436.6	9.3%	10.4%	1.2%

By Geography

United States	$1,183.4	$—	$1,183.4	$1,093.1	8.3%	8.3%	0.0%
Canada	104.0	(7.8)	96.2	96.4	(0.2)%	7.9%	8.1%

North America	1,287.4	(7.8)	1,279.6	1,189.5	7.6%	8.2%	0.7%

Europe	188.0	(9.1)	178.9	146.9	21.8%	28.0%	6.2%
Central & South America	64.1	0.1	64.2	60.6	5.9%	5.8%	(0.2)%
All Other	46.6	0.2	46.8	39.6	18.2%	17.7%	(0.5)%

Total Company	$1,586.1	$(16.6)	$1,569.5	$1,436.6	9.3%	10.4%	1.2%

Newell Rubbermaid Inc.
Nine Months Ended September 30, 2006
In Millions
Currency Analysis

	2006			2005	Year-over-year Increase (Decrease)
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact
By Segment
Cleaning & Organization	$1,137.5	$(8.8)	$1,128.7	$1,041.2	8.4%	9.2%	0.8%
Office Products	1,487.4	(0.2)	1,487.2	1,256.1	18.4%	18.4%	0.0%
Tools & Hardware	930.0	(4.6)	925.4	910.8	1.6%	2.1%	0.5%
Home Fashions	341.4	(3.1)	338.3	327.8	3.2%	4.1%	0.9%
Other	666.5	—	666.5	598.3	11.4%	11.4%	0.0%

Total Company	$4,562.8	$(16.7)	$4,546.1	$4,134.2	10.0%	10.4%	0.4%

By Geography

United States	$3,415.1	$—	$3,415.1	$3,130.2	9.1%	9.1%	0.0%
Canada	287.4	(23.5)	263.9	255.2	3.4%	12.6%	9.2%

North America	3,702.5	(23.5)	3,679.0	3,385.4	8.7%	9.4%	0.7%

Europe	557.6	7.6	565.2	474.1	19.2%	17.6%	(1.6)%
Central & South America	170.7	(3.4)	167.3	161.1	3.8%	6.0%	2.1%
All Other	132.0	2.6	134.6	113.6	18.5%	16.2%	(2.3)%

Total Company	$4,562.8	$(16.7)	$4,546.1	$4,134.2	10.0%	10.4%	0.4%

Q3 2006 Earnings Presentation October 26, 2006

Newell Rubbermaid
Brands That Matter

Q3 2006 Earnings Presentation

October 26, 2006

Forward Looking Statements
The statements in this presentation that are not historical in nature constitute forward-looking statements. management’s performance “estimate” or implied in the forward-looking statements. Important factors that could cause actual results to differ limited and technology solutions; our ability to improve productivity and streamline operations; our ability to complete divestitures of non-strategic businesses: the risks inherent in our foreign operations; and those factors listed in the company’s most recent quarterly report on Form 10-Q, including Exhibit 99.1 thereto, filed with the Securities and Exchange Commission.

Q3 Summary
» Good quarter marked by strong internal sales growth of 6.3% and gross margin expansion of 150 bps
Expanding gross margins allow increased investment in strategic SG&A to grow top line and fund other long-term corporate initiatives
» Progress made in optimizing our business portfolio
Signed agreements to sell Little Tikes and portions of Home Décor Europe
» Project Acceleration is on track with approximately 2/3 of the manufacturing closures announced

EPS Walk: Previous Guidance and Prior Year to Q306

Newell Rubbermaid
Brands That Matter

Previous Guidance to Q306 Actual [1]	
Mid Point of EPS Range [2]	$0.37
Operating Improvement	$0.06
Tax Benefit	$0.05
Little Tikes Divestiture	($0.02)
Q306 Actual EPS	$0.46

Q305 Actual to Q306 Actual [1]	
2005 Actual EPS	$0.42
Operating Improvement	$0.03
One Time Items/ Stock Options	$0.01
Q306 Actual EPS	$0.46

Note 1: Reconciliation excludes 2006 Project Acceleration restructuring costs and 2005 impairment charges.

Note 2: Reflects the mid point of the range communicated in the Q2 2006 Earnings Press Release.

4

EPS Walk: Previous Guidance and Prior Year to FY’06

Newell Rubbermaid
Brands That Matter

Previous Guidance to Current [1]	
Mid Point of EPS Range [2]	$1.80
Operating Improvement	$0.05
Tax Benefit	$0.05
Little Tikes Divestiture	($0.04)
Mid Point of New EPS Range [3]	$1.86

2005 Actual to 2006 Estimate [1]	
2005 Actual EPS	$1.60
Operating Improvement	$0.20
Tax Benefit	$0.14
One Time Items/ Stock Options	($0.08)
Mid Point of New EPS Range [3]	$1.86

Note 1: Reconciliation excludes 2006 Project Acceleration restructuring costs and 2005 impairment charges.
Note 2: Reflects the mid point of the range communicated in the Q2 2006 Earnings Press Release.
Note 3: Reflects the mid point of the range communicated in the Q3 2006 Earnings Press Release.

5

EPS FY’05 and FY’06 “Normalized”

FY'05 and FY'06 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

2005 Actual [1]		2006 Estimate [1]	
Continuing EPS	$1.60	Continuing EPS - Mid Point [2]	$1.86
Tax Benefit	($0.27)	Tax Benefit	($0.41)
Liquidation of a Foreign Entity	($0.03)		
Stock Options	($0.05)		
Pension Curtailment/Other	($0.05)		
Restructuring Classified as Continuing Income	$0.05		
2005 "Normalized" EPS	$1.25	2006 "Normalized" EPS - Mid Point	$1.45

Note 1: Reconciliation excludes 2006 Project Acceleration restructuring costs and 2005 impairment charges.

Note 2: Reflects the mid point of the range communicated in the Q3 2006 Earnings Press Release.

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN LENOX PAPERMATE LEVOLOR PARKER DYMO Amerock

6

Preliminary Outlook: FY 2007

Newell Rubbermaid
Brands That Matter

Preliminary Outlook: FY 2007

Internal Sales Growth:	Low to Mid Single Digits
Gross Margin Expansion:	+100 to +150 bps
Operating Income: [1]	Low Double Digit Percentage Increase
"Normalized" EPS: [1]	Mid Teen Percentage Increase

Note 1: Operating income and "normalized" EPS exclude Project Acceleration restructuring costs.

7

Appendix

Reconciliation: 2005 and 2006 “Normalized” EPS

Reconciliation: 2005 and 2006 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

	FY 2005	FY 2006
Diluted earnings per share from continuing operations (as reported)	$1.48	$1.57 - $1.59
Restructuring costs	$0.12	$0.25 - $0.31
Diluted earnings per share from continuing operations (excluding charges)	$1.60	$1.85 - $1.87
One time events [1]	($0.35)	($0.41)
"Normalized" diluted earnings per share from continuing operations (excluding charges)	$1.25	$1.44 - $1.46

Note 1: See EPS Walk: FY'05 and FY'06 "Normalized" EPS for explanation of one time items.

9

Reconciliation: 2005 and 2006 Q3 EPS

Reconciliation: 2005 and 2006 Q3 EPS

Newell Rubbermaid
Brands That Matter

	Q3 2005	Q3 2006
Diluted earnings per share from continuing operations (as reported)	$0.49	$0.41
Impairment charges	($0.07)	$0.00
Project Acceleration Restructuring costs	$0.00	$0.05
Diluted earnings per share from continuing operations (excluding charges)	$0.42	$0.46

10